Exhibit 99.1

Contacts:

Media: Margaret Kirch Cohen, +1 312-696-6383 or margaret.cohen@morningstar.com

Investors may submit questions to investors@morningstar.com.

FOR IMMEDIATE RELEASE

Morningstar and Business Logic Settle Dispute

CHICAGO, July 17, 2014—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, has reached an agreement to settle its dispute with Business Logic Holding Corporation. Under terms of the agreement, Morningstar has secured a license to the intellectual property that was at the heart of the dispute. Morningstar will pay Business Logic $61.0 million, which is approximately $38.2 million after taxes or 85 cents per share. Morningstar will record the expense in the second quarter of 2014.

Joe Mansueto, chairman and chief executive officer of Morningstar, said, “We’re pleased to settle this long-standing litigation with Business Logic. Although it’s a meaningful payment, it removes the risk, distraction, and uncertainty posed by the lawsuit. We look forward to continuing to invest in and expand our successful retirement offerings.”

The lawsuit stems from a 2003 contract between Business Logic and Ibbotson Associates, which is now a wholly owned subsidiary of Morningstar, Inc. Business Logic gave Ibbotson the right to embed and combine its software with Ibbotson’s software to develop Advice by Ibbotson, the company’s advice and managed account platform for retirement plan participants. Morningstar acquired Ibbotson in 2006. When the contract between Ibbotson and Business Logic ended in 2009, Ibbotson replaced the Business Logic software with its own. Business Logic claimed that Morningstar and Ibbotson breached the contract and used Business Logic trade secrets to develop the new software. Business Logic filed suit against Morningstar and Ibbotson in 2009 and Morningstar and Ibbotson contested the claims.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individual investors, financial advisors, asset managers, and retirement plan providers and sponsors. Morningstar provides data on approximately 456,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on more than 12 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets.

Morningstar also offers investment management services through its investment advisory subsidiaries and had approximately $164 billion in assets under advisement and management as of March 31, 2014. The company has operations in 27 countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, liability for any losses that result from an actual or claimed breach of our fiduciary duties; failing to differentiate our products and continuously create innovative, proprietary research tools; failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy; a prolonged outage of our database and network facilities; any failures or disruptions in our electronic delivery systems and the Internet; liability and/or damage to our reputation as a result of some of our pending litigation; liability related to the storage of personal information about our users; general industry conditions and competition, including current global financial uncertainty, trends in the mutual fund industry, and continued growth in passively managed investment vehicles; the impact of market volatility on revenue from asset-based fees; failing to maintain and protect our brand, independence, and reputation; changes in laws applicable to our investment advisory or credit rating operations, compliance failures, or regulatory action; and challenges faced by our non-U.S. operations, including the concentration of development work at our offshore facilities in China and India. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

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